United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 24, 2025

Date of Report (Date of earliest event reported)

Elite Express Holding Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-42811	99-2516128
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

23046 Avenida De La Carlota, Suite 600 Laguna Hills, CA	92653
(Address of Principal Executive Offices)	(Zip Code)

(949) 758-0650

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	ETS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2025 (the “Effective Date”), Mr. Francis A. Braun III, a member of the board of directors (the “Board”) of Elite Express Holding Inc. (the “Company”) notified the Company of his intention to resign from his positions as an independent director of the Board, as the Chairman of the Compensation Committee of the Board, a member of the Audit Committee of the Board and a member of the Nominating and Corporate Governance Committee of the Board, effective as of the Effective Date, which has been accepted by the Board. Mr. Braun’s resignation was due to personal reasons and not a result of any disagreement with the Company on any matter related to the operations, policies, or practices of the Company.

On October 28, 2025, the Nominating and Corporate Governance Committee of the Board recommended, and the Board approved and appointed Mr. Huaqin He to serve as the Company’s independent director, as the Chairman of the Compensation Committee of the Board, a member of the Audit Committee of the Board and a member of the Nominating and Corporate Governance Committee of the Board, effective October 28, 2025. Mr. Huaqin He has worked as a professor at the College of Life Sciences of Fujian Agriculture and Forestry University since November 2007 where he has fulfilled professorial duties including teaching and mentorship, and engaged in international academic collaboration as a visiting scholar. He received his Ph.D. in Agronomy from Fujian Agriculture and Forestry University in 2004. The Company believes Mr. He is qualified to serve as the Company’s director due to his expertise in data analytics and systematic research, which can support the Company’s development in digital logistics, operational optimization, and technology-driven decision-making.

There are no family relationships between Mr. Huaqin He and any director or executive officer of the Company. To the best knowledge of the Company, neither Mr. Huaqin He, nor any of his immediate family members is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On October 28, 2025, the Company extended a director offer letter to Mr. He, which he accepted. A copy of the director offer letter is filed herewith as Exhibit 10.1 and is incorporated herein by reference. On October 28, 2025, the Company entered into an indemnification agreement with Mr. He. A copy of the indemnification agreement is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Director Offer Letter dated October 28, 2025 by and between Huaqin He and the Company
10.2	Indemnification Agreement dated October 28, 2025 by and between Huaqin He and the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2025

Elite Express Holding Inc.

By:	/s/ Yidan Chen
Yidan Chen
Chief Executive Officer, President and Director